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                                                                    EXHIBIT 16.1



                                        July __, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

         We have read the statements made by Matritech, Inc. in response to Item 4 of its Current Report on Form 8-K dated July 16, 2002 to be filed with the Securities and Exchange Commission and we agree with the statements contained therein.

                                        Very truly yours,


                                        ---------------------------
                                        ARTHUR ANDERSEN LLP






cc: John S. Doherty, Chief Financial Officer of Matritech, Inc.